                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-K/A
                                AMENDMENT NO. 2



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 7, 1996
                                                          ------------

                               ZYCON CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware           33-95284               94-2348052
      ----------------------------------------------------------------
      (State of        (Commission File   (IRS Employer Identification
      Incorporation)   Number)            Number)


                   445 El Camino Real, Santa Clara, CA 95050
             ------------------------------------------------------
                    (Address of principal executive office)


       Registrant's telephone number, including area code (408) 241-9900
                                                          --------------


- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 7, 1996, the registrant entered into an asset purchase agreement (the "Agreement") with Alternate Circuit Technology, Inc. ("ACT") and the shareholders of Alternate Circuit Technology, Inc. (the "ACT Shareholders"). Pursuant to the Agreement, the registrant purchased all of ACT's assets, properties (tangible and intangible) and rights used in or related to the business conducted by ACT (the "Assets") except certain excluded assets, such excluded assets having an approximate total value of approximately $1,500,000.00.

     ACT is in the business of owning, operating and managing a quick turnaround printed circuit board manufacturing facility in Massachusetts. The Assets include ACT's cash, accounts receivable, inventory, equipment and leasehold improvements, tools and supplies, all general intangibles used in the business, ISO certificates, goodwill, contract rights, intellectual properties, and rights under the MIFA lease financing. The registrant intends to continue to use the Assets as ACT did, in the operation and management of a printed circuit board manufacturing facility in Massachusetts.

     The purchase price for the Assets consisted of assumed liabilities having an approximate value of $5,000,000.00, approximately $8,700,000.00 in cash, and 50,000 shares of the registrant's $0.001 par value common stock (valued at $12.00 per share). The principles followed in determining the amount of such consideration included an evaluation of ACT's book value and revenues. The consideration for the Assets is approximately two times the book value. The source of the funds used to acquire the Assets was the registrant's working capital.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

     The financial statements of ACT, the acquired business, are filed as part of this Form 8-K/A Amendment No. 2 at page 6.

     (b) Pro Forma financial information.

     The pro forma financial information relative to ACT, the acquired business, are filed as part of this Form 8-K/A Amendment No. 2 at page 30.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ZYCON CORPORATION
                                            -----------------
                                             (Registrant)



DATED:  August 23, 1996                     By:/s/ Kenneth R. Shilling
                                               ---------------------------
                                               KENNETH R. SHILLING,
                                               Vice President, Finance
                                               and Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit Number                   Exhibit                                   Page
- --------------                   -------                                   ----
     2*              Plan of Acquisition - Asset Purchase
                     Agreement

     4.1*            Specimen Stock Certificate

     4.2*            Restated Certificate of Incorporation

     4.3*            Bylaws of Registrant




     *Exhibits 4.1, 4.2, and 4.3 are incorporated by reference to Exhibits 4.1, 3.3, and 3.4 respectively, to the Registrant's Registration Statement on Form S-1, No. 33-95284. Exhibit 2 is incorporated by reference to Exhibit 2 of the Registrant's Form 8-K filed on June 24, 1996.

                                                               Alternate Circuit
                                                                Technology, Inc.



================================================================================

                                                            Financial Statements
                                                    Year Ended November 24, 1995

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                                        Contents

================================================================================

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                             3


FINANCIAL STATEMENTS:

  Balance sheet                                                              4-5

  Statement of operations                                                      6

  Statement of stockholders' equity                                            7

  Statement of cash flows                                                      8

  Notes to financial statements                                             9-18


Report of Independent Certified Public Accountants



To the Board of Directors of
Alternate Circuit Technology, Inc.
Ward Hill, Massachusetts



We have audited the accompanying balance sheet of Alternate Circuit Technology, Inc. as of November 24, 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternate Circuit Technology, Inc. at November 24, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                           /s/ BDO Seidman, LLP

                                                           BDO Seidman, LLP



December 22, 1995, except for
Notes 6 and 8 which are as
of December 28, 1995

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                                   Balance Sheet

================================================================================

November 24,                                                                1995
================================================================================

ASSETS (Notes 6 and 8)

CURRENT:
 Cash and cash equivalents (Note 1)                                   $  723,167
 Accounts receivables, less allowance for
  doubtful accounts of $10,000                                         1,969,784
 Due from affiliates (Note 10)                                           365,193
 Due from stockholders (Note 10)                                         509,897
 Inventories (Notes 1 and 2)                                             549,736
 Prepaid expenses and other current assets                               121,164
- --------------------------------------------------------------------------------

   Total current assets                                                4,238,941
- --------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, NET (Notes 1 and 3)                            4,254,073
- --------------------------------------------------------------------------------


PROPERTY HELD UNDER CAPITAL LEASES, NET (Notes 1 and 4)                  345,402
- --------------------------------------------------------------------------------


OTHER ASSETS:
 Investment in leveraged lease (Note 5)                                  332,117
 Deferred financing costs, net of accumulated
  amortization of $69,223                                                 37,662
 Cash surrender value of life insurance                                   64,444
- --------------------------------------------------------------------------------

   Total other assets                                                    434,223
- --------------------------------------------------------------------------------

   Total assets                                                       $9,272,639
================================================================================

                                                                               4

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                                   Balance Sheet
                                                                     (Concluded)

================================================================================

November 24,                                                                1995
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Short-term borrowings - line of credit (Note 6)                      $  963,875
 Accounts payable                                                      1,418,739
 Accrued expenses (Note 7)                                               368,246
 Current portion of long-term debt (Note 8)                              191,745
 Current portion of obligations under capital leases (Note 9)            145,835
- --------------------------------------------------------------------------------

    Total current liabilities                                          3,088,440

LONG-TERM DEBT, LESS CURRENT PORTION (Note 8)                          1,116,055

LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES,
 LESS CURRENT PORTION (Note 9)                                            20,784

NOTES PAYABLE TO STOCKHOLDERS (Note 10)                                  250,000
- --------------------------------------------------------------------------------

    Total liabilities                                                  4,475,279
- --------------------------------------------------------------------------------


COMMITMENTS AND CONTINGENCIES (Notes 5, 9, 10, 11 and 12)

STOCKHOLDERS' EQUITY (Notes 8 and 11):
 Common stock, no par value; 15,000 shares authorized;
  150 shares issued and outstanding                                          300
 Additional paid-in capital                                              252,614
 Retained earnings                                                     4,544,446
- --------------------------------------------------------------------------------

    Total stockholders' equity                                         4,797,360
- --------------------------------------------------------------------------------

    Total liabilities and stockholders' equity                        $9,272,639
================================================================================

                                 See accompanying notes to financial statements.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                         Statement of Operations

================================================================================

Year ended November 24,                                                     1995
================================================================================
NET SALES (Note 14)                                                  $15,359,709

COST OF SALES                                                         12,152,700
- --------------------------------------------------------------------------------

 Gross profit                                                          3,207,009

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           2,645,264
- --------------------------------------------------------------------------------

 Operating income                                                        561,745

OTHER EXPENSE, NET (Note 15)                                             379,373
- --------------------------------------------------------------------------------

 Income before state income taxes                                        182,372

STATE INCOME TAXES (Notes 1 and 13)                                        9,000
- --------------------------------------------------------------------------------

 Net income                                                          $   173,372
================================================================================


                                 See accompanying notes to financial statements.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                               Statement of Stockholders' Equity

================================================================================

                                    Common Stock
                                   --------------    Additional     Retained
                                   Shares  Amount  Paid-In Capital  Earnings      Total
==========================================================================================
BALANCE, November 25, 1994          150     $300       $252 614    $4,452,074   $4,704,988

 Net income                           -        -              -       173,372      173,372

 Distributions to stockholders        -        -              -       (81,000)     (81,000)
- ------------------------------------------------------------------------------------------

BALANCE, November 24, 1995          150     $300       $252,614    $4,544,446   $4,797,360
==========================================================================================


                                 See accompanying notes to financial statements.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                         Statement of Cash Flows
                                                                       (Note 16)

================================================================================

Year ended November 24,                                                     1995
================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                          $   173,372
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                                         824,901
   Gain on sale of property and equipment                                (25,300)
   Increase in cash surrender value of life insurance                     (8,523)
   Changes in operating assets and liabilities:
    Accounts receivable                                                  101,809
    Due from affiliates                                                   79,697
    Inventories                                                          198,288
    Prepaid expenses and other current assets                             (2,501)
    Accounts payable                                                     252,114
    Accrued expenses                                                    (136,989)
- --------------------------------------------------------------------------------

      Net cash provided by operating activities                        1,456,868
- --------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Due from stockholders                                                   (72,664)
 Purchase of property and equipment                                     (704,818)
 Proceeds on sale of property and equipment                               30,000
 Decrease in investment in leveraged lease                                30,166
- --------------------------------------------------------------------------------

      Net cash used by investing activities                             (717,316)
- --------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from short-term borrowings - line of credit                     55,000
 Repayments of long-term debt                                           (207,130)
 Repayments of obligations under capital leases                         (149,526)
 Distributions to stockholders                                           (81,000)
- --------------------------------------------------------------------------------

      Net cash used by financing activities                             (382,656)
- --------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                    356,896

CASH AND CASH EQUIVALENTS, beginning of year                             366,271
- --------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                               $   723,167
================================================================================

                                 See accompanying notes to financial statements.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

1. SUMMARY OF
   ACCOUNTING
   POLICIES

   Business Operations   Alternate Circuit Technology, Inc. (the "Company")
                         manufacturers and designs high-tech, multi-layer printed circuit boards for original equipment and contract manufacturers in the electronic interconnect industry.


   Fiscal Year           The Company's fiscal year ends on the last Friday of
                         November. The year ended November 24, 1995 ("fiscal
                         1995") includes 52 weeks.


   Cash Equivalents      All highly liquid investments with a maturity of three
                         months or less when purchased are considered to be cash equivalents.


   Inventories           Inventories are stated at the lower of cost or market.
                         Cost is determined using the first-in, first-out method.


   Property and          Property and equipment is carried at cost. Depreciation
   Equipment             is computed using the straight-line method over the
                         following estimated useful lives:

                         Category                                        Years
                         =====================================================
                         Machinery and equipment                          5-10
                         Furniture and fixtures                           5-10
                         Vehicles                                         3-5

                         Leasehold improvements and property held under capital leases are amortized over the lesser of the lease term or the useful life of the property.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

1. SUMMARY OF
   ACCOUNTING
   POLICIES
   (Concluded)

   Deferred Financing    Deferred financing costs are being amortized over 60
   Costs                 months using the straight-line method.

   Income Taxes          The absence of a Federal provision for income taxes is
                         due to the election by the Company and consent by its stockholders to include their respective shares of taxable income of the Company in their individual tax returns. As a result, no Federal income tax is imposed on the corporation.

                         The Company is defined as a Qualified S Corporation for Massachusetts income tax purposes. Qualified S Corporations with annual gross receipts of $9,000,000 or more are subject to a four and one-half percent corporate level tax in addition to the income being included in the stockholders' individual tax returns. At November 24, 1995, the Company recorded a provision for state taxes for $9,000.


2. INVENTORIES           Inventories consist of the following:

                         Year ended November 24,                          1995
                         =====================================================
                         Raw materials                                $371,243
                         Work-in-progress                              147,262
                         Finished goods                                 31,231
                         -----------------------------------------------------

                         Total inventories                            $549,736
                         =====================================================


                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

3. PROPERTY AND
   EQUIPMENT        Property and equipment consist of the following:

                    Year ended November 24,                          1995
                    =====================================================
                    Machinery and equipment                   $ 8,225,338
                    Leasehold improvements                      1,476,955
                    Furniture and fixtures                        570,943
                    Vehicles                                      168,909
                    -----------------------------------------------------
                                                               10,442,145
                    Less accumulated depreciation
                     and amortization                           6,188,072
                    -----------------------------------------------------

                    Net property and equipment                $ 4,254,073
                    =====================================================


4. PROPERTY HELD    Property held under capital leases consist of the
   UNDER CAPITAL    following:
   LEASES

                    Year ended November 24,                          1995
                    =====================================================
                    Machinery and equipment                      $520,366

                    Less accumulated amortization                 174,964
                    -----------------------------------------------------

                    Net property held under capital leases       $345,402
                    =====================================================


                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

5. INVESTMENT IN         The Company is the lessor in a leveraged lease
   LEVERAGED LEASE       agreement entered into on November 26, 1985 under which
                         radar equipment was leased for a term of fourteen years. The Company's equity investment represented
                         30.5% of the purchase price; the remaining 69.5% was furnished by third party financing in the form of long-term debt that provides for no recourse against the Company and is collateralized by a lien on the equipment. At the end of the lease term, the equipment is to be turned back to the Company. The residual value at that time is estimated to be 23% of cost. For federal income tax purposes, the Company received the investment tax credit and has the benefit of tax deductions for depreciation on the entire leased asset and for interest on the long-term debt. During the early years of the lease, those deductions exceed the lease rental income, and substantial excess deductions are available to be applied against the Company's other income. The later years of the lease, rental income will exceed the deductions and income will be generated.

                         The Company's net investment in leveraged lease consists of the following:

                         Year ended November 24,                          1995
                         =====================================================
                         Rentals receivable (net of
                          principal and interest
                          on nonrecourse debt)                        $194,639
                         Estimated residual value of leased assets     196,603
                         Less unearned and deferred income              59,125
                         -----------------------------------------------------
                         Net investment in leveraged lease            $332,117
                         =====================================================


                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

6. SHORT-TERM            The Company had a $1,200,000 line of credit with a
   BORROWINGS -          financial institution at November 24, 1995 which was
   LINE OF CREDIT        refinanced on December 28, 1995, as a $1,500,000 demand
                         promissory note. Borrowings under the promissory note bear interest at the bank's prime rate (8.75 percent at December 28, 1995) and are limited to 80 percent of all eligible receivables. The promissory note is collateralized by substantially all the Company's assets, guaranteed by Rogers Road Realty Trust
                         ("Rogers") (see Note 10) and has a security interest senior to the secured subordinated notes (see Note 8).

7. ACCRUED EXPENSES      Accrued expenses consist of the following:

                         Year ended November 24,                          1995
                         =====================================================
                         Compensation                                 $208,661
                         Other                                         159,585
                         -----------------------------------------------------

                         Total accrued expenses                       $368,246
                         =====================================================


8. LONG-TERM DEBT        Long-term debt consists of the following:

                         Year ended November 24,                          1995
                         =====================================================
                         Industrial Development Revenue Bonds       $  800,000

                         Secured subordinated notes, due
                          September 30, 2001                           496,144

                         Other                                          11,656
                         -----------------------------------------------------

                                                                     1,307,800

                         Less current portion                          191,745
                         -----------------------------------------------------

                         Long-term debt                             $1,116,055
                         =====================================================


                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

8. LONG-TERM DEBT        The Company had an Industrial Development Revenue
   (Continued)           Bond with the Massachusetts Industrial Finance Agency
                         ("MIFA") ("Senior Debt") at November 24, 1995 which was refinanced on December 28, 1995. The Company refinanced the Senior Debt by executing a master sublease-purchase agreement (the "Sublease Agreement") between the Company and MIFA for $1,300,000, whereby the $800,000 of Senior Debt was paid in full and the Company received the remaining $500,000 of proceeds. The
                         Sublease Agreement was made in conjunction with a master lease purchase agreement (the "Lease Agreement") between MIFA and a lender, also in the principal amount of $1,300,000. Principal and interest payments of the Sublease Agreement are payable in varying monthly installments beginning February 1, 1996 and continuing through January 1, 2000. Interest is calculated at an annual rate of 6.05 percent. The borrowings under the Sublease Agreement is collateralized by substantially all the Company's assets, guaranteed by Rogers and have a security interest senior to the secured subordinated notes. Maturities of the Senior Debt at November 24,
                         1995 have been reflected in accordance with the provisions of the Sublease Agreement.

                         The secured subordinated notes are due in quarterly installments of $25,000 plus interest beginning December 31, 1996. Interest is payable at 11 percent per annum. The notes are subordinate to the refinanced Senior Debt and the demand promissory note (see Note 6) and are collateralized by substantially all the Company's assets and guaranteed by Rogers. In conjunction with the execution of the notes, stock warrants, valued at $5,000, were granted to the lender to purchase 789 shares of the Company's common stock at any time prior to the due date at a purchase price per share of $1.00, as adjusted pursuant to the agreement. The unamortized discount on the notes was $3,856 at November 24, 1995.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

8. LONG-TERM DEBT
   (Continued)           Annual maturities of long-term debt as of November 24,
                         1995 are as follows:

                         Fiscal                                         Amount
                         =====================================================
                         1996                                       $  191,745
                         1997                                          349,358
                         1998                                          345,493
                         1999                                          208,741
                         2000                                          113,014
                         Thereafter                                     99,449
                         -----------------------------------------------------

                         Total                                      $1,307,800
                         =====================================================


9. LEASES                The Company leases certain machinery and equipment
                         under capital leases expiring through July 1997. In addition, the Company leases its operating facilities and certain machinery and equipment under operating leases, some of which are leased from related parties, with various expiration dates through December 1999.
                         Total rent expense for fiscal 1995 was approximately
                         $865,000, which includes $295,000 paid to an affiliate
                         (see Note 10). Included in the schedule of minimum lease payments below are commitments to the affiliate of $300,000 for fiscal 1996, 1997, 1998 and 1999 and
                         $25,000 for fiscal 2000 as of November 24, 1995. Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms of one year or more consist of the following:

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

9. LEASES
   (Continued)

                                                               Capital    Operating
                         Fiscal                                 Leases       Leases
                         ==========================================================
                         1996                                 $145,835   $  775,905
                         1997                                   50,643      729,625
                         1998                                        -      448,738
                         1999                                        -      300,000
                         2000                                        -       25,000
                         ----------------------------------------------------------

                         Total minimum lease payments          196,478   $2,279,268
                                                                         ==========

                         Less amounts representing interest     29,859
                         ---------------------------------------------

                         Present value of future minimum
                          lease payments                       166,619

                         Less current portion                   20,784
                         ---------------------------------------------

                         Long-term portion                    $145,835
                         =============================================


10. RELATED PARTY
    TRANSACTIONS

    Due from Affiliates  Due from affiliates represents noninterest bearing receivables from Rogers and Kenmart Realty Trust ("Kenmart"). The stockholders of the Company are the beneficiaries of Rogers and Kenmart.

    Due from             Due from stockholders represents interest-bearing
    Stockholders         advances to two stockholders of the Company. Interest
                         is payable annually at 7 percent and amounted to $33,098 for fiscal 1995.

    Notes Payable to     Notes payable to stockholders represent interest-
    Stockholders         bearing notes from the stockholders of the Company that
                         are due in September 2001. Interest is payable annually at 11 percent and amounted to $27,500 for fiscal 1995.
                         These notes are subordinated to the Senior Debt (see
                         Note 8).

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

10. RELATED PARTY
    TRANSACTIONS
    (Continued)

    Operating Lease      The Company leases an operating facility from Rogers
                         that expires in December 1999, and has a 5 year renewal option. See Note 9 for the future minimum lease payments related to this lease.

    Guarantee            The Company is contingently liable under a guarantee of
                         a loan of Rogers in the principal amount of $893,333 at November 24, 1995. On December 28, 1995, Rogers refinanced the loan in conjunction with the Company's refinancing of its line of credit (see Note 6). The principal amount of Rogers' new loan is $925,000


11. STOCK RESTRICTION    Pursuant to an agreement between the stockholders and
                         the Company, if any stockholder elects to sell all or part of their shares of common stock in the Company, they are restricted to offering the shares first to the Company and then to the other holders of the Company's common stock prior to offering the shares to a third party. The Company's Board of Directors must elect to purchase all or none of the shares pursuant to the agreement.


12. PROFIT SHARING       The Company has a profit sharing plan covering
    PLAN                 substantially all full-time employees. Contributions to
                         the plan are at the discretion of the Company and are determined as a percentage of each participant's salary. There were no contributions to the plan by the Company during fiscal 1995.



13. INCOME TAXES         The Company has unused state net operating loss
                         carryforwards of approximately $1,000,000 which may be used to offset future state taxable revenue through the year 1997.

                                                               Alternate Circuit
                                                                Technology, Inc.

                                                   Notes to Financial Statements

================================================================================

14. MAJOR CUSTOMERS      During fiscal 1995, sales to two customers accounted
                         for 15 percent and 15 percent, respectively, of net sales.


15. OTHER EXPENSES, NET  Other expenses, net consists of the following:

                         Year ended November 24,                          1995
                         =====================================================
                         Interest expense                             $374,914
                         Interest income                               (33,897)
                         Gain on sale of property and equipment        (25,300)
                         Loss from leveraged lease                      30,167
                         Liquidated damages                             50,000
                         Other, net                                    (16,511)
                         -----------------------------------------------------

                         Net other expenses                           $379,373
                         =====================================================


                         During Fiscal 1995, a total of $154,000 was paid to a shareholder pursuant to an agreement with the Company and the other shareholders for amounts representing interest and liquidated damages of $104,000 and $50,000, respectively.


16. SUPPLEMENTAL         Payments for interest and income taxes amounted to
    CASH FLOW            $268,498 and $7,140, respectively, for fiscal 1995.
    INFORMATION

                      ALTERNATE CIRCUIT TECHNOLOGY, INC.
                                BALANCE SHEET

                                                        May 31,     November 24,
                                                         1996           1995
                                                     -----------    ------------
                                                     (unaudited)
ASSETS
- ------
Cash & restricted cash                                  $523,706        $723,167
Accounts Receivable, net                               1,980,613       1,969,784
Due from Affiliates                                      279,679         365,193
Due from stockholders                                    580,844         509,897
Inventories                                              782,961         549,736
Prepaids & other current assets                          342,223         121,164
                                                     -----------      ----------

TOTAL CURRENT                                          4,490,026       4,238,941

Property and equipment, net                            5,047,027       4,254,073

Property held under capital leases, net                  307,717         345,402

Other Assets:
Investment in leveraged lease                            293,935         332,117
Deferred financing costs, net                             76,631          37,662
Cash surrender value of life insurance                    64,444          64,444
                                                     -----------      ----------

TOTAL OTHER ASSETS                                       435,010         434,223

TOTAL ASSETS                                         $10,279,780      $9,272,639
                                                     ===========      ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Short-term borrowings-line of credit                    $946,833        $963,875
Accounts Payable                                       1,844,412       1,418,739
Accrued Expenses                                         517,135         368,246
Current portion LTD                                      300,000         191,745
Current portion of obligations on Leases                  85,984         145,835
                                                     -----------      ----------

TOTAL CURRENT LIABILITIES                              3,694,364       3,088,440

Long-term debt, less current portion                   1,370,572       1,116,055
Long-term obligations on leases, less
    current portion                                            0          20,784

Note payable to stockholders                             250,000         250,000
                                                     -----------      ----------

TOTAL LIABILITIES                                      5,314,936       4,475,279

Common Stock                                                 300             300
Additional Paid-in Capital                               252,614         252,614
Retained Earnings                                      4,711,930       4,544,446
                                                     -----------      ----------

TOTAL EQUITY                                           4,964,844       4,797,360
                                                     -----------      ----------

TOTAL LIABILITIES  AND  EQUITY                       $10,279,780      $9,272,639
                                                     ===========      ==========


                      Alternate Circuit Technology, Inc.
                               Income Statement
                                  (unaudited)

                                                                     Six months ended
                                                               ---------------------------
                                                                 May 31,          May 31,
                                                                  1996             1995
                                                               ----------       ----------
Net sales                                                      $7,498,712       $7,779,299

Cost of sales
  Total Labor                                                   2,113,532        2,100,217
  Total outside labor & services                                  235,035          190,831
  Total direct materials                                        1,404,256        2,161,480
  Total other costs                                             2,053,132        1,955,196
                                                               ----------       ----------
Total cost of sales                                             5,805,955        6,407,724
                                                               ----------       ----------

GROSS PROFIT                                                    1,692,757        1,371,575

Selling, general & administrative expenses                      1,570,000        1,376,116
                                                               ----------       ----------

OPERATING INCOME (LOSS)                                           122,757           (4,541)

Other income, net                                                  44,727           30,645
                                                               ----------       ----------

NET INCOME                                                       $167,484          $26,104
                                                               ==========       ==========

Net Income per common share                                     $1,116.56          $174.03
                                                               ==========       ==========

Number of shares outstanding                                          150              150
                                                               ==========       ==========


                      ALTERNATE CIRCUIT TECHNOLOGY, INC.
                              CASH FLOW STATEMENT
                                  (unaudited)

                                                                             Six months ended
                                                                    ------------------------------
                                                                    May 31, 1996      May 31, 1995
                                                                    ------------      ------------
Cash flow from operating activities:
    Net income                                                          $167,484           $26,104

Adjustments to reconcile net income to net cash provided:
    Depreciation & amortization                                          424,937           393,941
    Gain on sale of equipment                                            (35,000)           (8,000)
Changes in assets and liabilities:
    Accounts Receivable                                                  (10,829)          (31,153)
    Due from Affiliates                                                   85,514            36,409
    Inventories                                                         (233,225)           65,005
    Prepaids & other current assets                                     (221,059)          (10,246)
    Accounts Payable                                                     425,673           (98,290)
    Accrued Expenses                                                     148,889          (352,211)
                                                                      ----------          --------
Net cash provided by operating activities                                752,384            21,559
                                                                      ----------          --------

Cash flows from investing:
    Due from stockholders                                                (70,947)          (81,685)
    Additions to property and equipment                               (1,181,269)         (222,064)
    Proceeds on sale of fixed assets                                      60,000             8,000
    Investment in leveraged lease                                         38,182                 -
                                                                      ----------          --------
Net cash used in investing activities                                 (1,154,034)         (295,749)
                                                                      ----------          --------

Cash flows from financing activities:
    Short-term borrowings (payments)-line of credit                      (17,042)           55,000
    Deferred financing costs                                             (62,906)                -
    Long-term debt borrowings (payments)                                 362,772            (3,895)
    Repayments of obligations under capital leases                       (80,635)          (61,034)
    Distributions to stockholders                                              -           (81,000)
                                                                      ----------          --------
Net cash provided (used in) from financing activities                    202,189           (90,929)
                                                                      ----------          --------

Net decrease in cash                                                    (199,461)         (365,119)

    Cash, beginning of six month period                                  723,167           366,271
                                                                      ----------          --------

    Cash, end of six month period                                       $523,706            $1,152
                                                                      ==========          ========

Supplemental cash flow disclosure:
    Income taxes paid, net of refunds                                     $5,612          ($12,185)
                                                                      ==========          ========
    Interest paid                                                       $133,104          $151,824
                                                                      ==========          ========


                      Alternate Circuit Technology, Inc.
                    Notes to Condensed Financial Statements
                                  (unaudited)


1.  INTERIM FINANCIAL DATA

    The interim financial statements for the six months ended May 31, 1996 and May 31, 1995 have been prepared on the same basis as the year end financial statements and, in the opinion of Alternate Circuit Technology, Inc. (ACT) management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.


2.  ACQUISITION BY ZYCON CORPORATION

    On June 18, 1996, substantially all the assets of ACT were acquired by Zycon Corporation in exchange for approximately $8.7 million in cash, $600,000 worth of the Company's stock (50,000 shares valued at $12.00 per share), and the assumption of approximately $5.0 million of liabilities.

    The following assets and liabilities were not part of the ACT acquisition; Due from affiliates, Due from stockholders, Investment in leveraged lease, Deferred financing costs, Cash surrender value of life insurance, Long term debt, and Notes payable to stockholders.

                      ALTERNATE CIRCUIT TECHNOLOGY, INC.
                        STATEMENT REGARDING COMPUTATION
                            OF NET INCOME PER SHARE
                                  (UNAUDITED)


                                                Six Months Ended
                                                     May 31,
                                              --------------------
                                                 1996       1995
                                              ---------   --------
Net income                                    $ 167,484   $ 26,104
                                              =========   ========


Total shares outstanding for purposes of
  calculating primary and fully diluted
  income per share                                  150        150
                                              =========   ========


Net Income per share                          $1,116.56   $ 174.03
                                              =========   ========


                          ALTERNATE CIRCUIT TECHNOLOGY, INC.

                       SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


                                        Balance at    Additions Charged
                                        Beginning       to Costs and       Balance at
                                        of Year           Expenses         End of Year
                                        ----------    -----------------    -----------
Allowance  for Doubtful Accounts:

Year ended November 24, 1995 ..........   $10,000            -0-             $10,000


            Zycon Corporation and Alternate Circuit Technology, Inc
                 Pro Forma Combined Condensed Income Statement
                           (unaudited, in thousands)

                                           Zycon        Alternate Circuit            Pro Forma
                                         Corporation       Technology       --------------------------
                                      Six months ended  Six months ended    Adjustments      Combined
                                        June 30, 1996     May 31, 1996
                                      ---------------     ------------      ------------     ---------
                                                                            (See Note 2)
Net Sales                                  $103,468          $7,499           ($502) (a)      $110,465
Cost of Sales                                86,402           5,806            (479) (a)        91,729
                                           --------          ------           -----           --------
   Gross Profit                              17,066           1,693             (23)            18,736

Selling, General and Administrative                                             (92) (a)
 Expenses                                     7,437           1,404             272  (b)         9,021
                                           --------          ------           -----           --------
   Operating Income                           9,629             289            (203)             9,715

Interest Expense, net                           273             122             564  (c)           959
                                           --------          ------           -----           --------
   Income Before Taxes                        9,356             167            (767)             8,756

Provision for Income Taxes                    3,857               0              67  (d)         3,617
                                                                               (307) (e)
                                           --------          ------           -----           --------

   Net Income                                $5,499            $167           ($527)            $5,139
                                           --------          ------           -----           --------

Net Income Per Share                          $0.50                                              $0.46
                                           ========                                           ========

   Shares Used in Computing
     Net Income Per Share                    11,090                                             11,133 (g)
                                           ========                                           ========


            Zycon Corporation and Alternate Circuit Technology, Inc
                 Pro Forma Combined Condensed Income Statement
                           (unaudited, in thousands)

                                                 Zycon         Alternate Circuit            Pro Forma
                                               Corporation        Technology       --------------------------
                                               Year Ended         Year Ended        Adjustments     Combined
                                              December 31         November 24
                                                 1995                 1995
                                              ------------     -----------------   ------------     ---------
                                                                                   (See Note 2)
Net Sales                                       $180,944               $15,360                          $196,304
Cost of Sales                                    153,109                12,153                           165,262
                                                --------               -------         ---------        --------
   Gross Profit                                   27,835                 3,207                            31,042

Selling, General and Administrative
 Expenses                                         11,233                 2,684               543 (b)      14,460
                                                --------               -------         ---------        --------
   Operating Income                               16,602                   523              (543)         16,582

Interest Expense, net                              1,716                   341             1,196 (c)       3,253
                                                --------               -------         ---------        --------
   Income Before Taxes                            14,886                   182            (1,739)         13,329

Provision for Income Taxes                         7,409                     9                64  (d)      5,302
                                                                                            (696) (e)
                                                                                          (1,484) (f)
                                                --------               -------         ---------        --------

   Net Income                                     $7,477                  $173              $377          $8,027
                                                --------               -------         ---------        --------

Net Income Per Share                                                                                       $0.86
                                                                                                        ========

   Shares Used in Computing
     Net Income Per Share                                                                                  9,297 (g)
                                                                                                        ========

Pro Forma Net Income Data:
- -------------------------

   Income Before Taxes, as Reported              $14,886

   Pro Forma Income Taxes                          5,925
                                                ========

   Pro Forma Net Income                           $8,961
                                                ========

   Pro Forma Net Income Per Share                  $0.97
                                                ========

   Shares Used in Computing Pro Forma
      Net Income Per Share                         9,247
                                                ========


           Zycon Corporation and Alternate Circuit Technology, Inc.
    Notes to Pro Forma Consolidated Combined Condensed Financial Statements
                                  (unaudited)


On June 18, 1996, Zycon Corporation (the Company) purchased substantially all of the assets of Alternate Circuit Technology, Inc (ACT), a quick-turn, prototype and design printed circuit board manufacturer. The initial consideration for the acquisition was approximately $8.7 million in cash, $600,000 worth of the Company's common stock (50,000 shares valued at $12.00 per share), and the assumption of approximately $5.0 million of liabilities. The acquisition agreement also calls for payment of $200,000 after a three year period if non-compete covenants are met.

(1) The acquisition of ACT will be accounted for using the purchase method of accounting. The pro forma consolidated combined condensed statements of income present the combined operations of the Company and ACT for the six months ended June 30,1996 and May 31, 1996, respectively, and for the year ended December 31, 1995 and November 24, 1995, respectively, as if the acquisition had been completed as of the beginning of each of the periods presented. The pro forma consolidated balance sheet is not presented herein as the Company has already filed its Form 10-Q for the quarter ended June 30, 1996, consolidating the acquisition of ACT.

(2) The following adjustments were applied to the historical statements of income of the Company and ACT to arrive at the pro forma consolidated combined condensed statements of income:

     (a) Adjustment to reverse the ACT income statement for the period of June 18 through June 30, 1996 contained in the Company's consolidated condensed income statement for the period ended June 30, 1996.

     (b) Goodwill amortization of $272,000 for the six months ended June 30, 1996 and $543,000 for the year ended December 31,1995, representing amortization of the approximately $5.4 million of goodwill over a period of ten years.

     (c) Interest expense of $564,000 for the six months ended June 30, 1996 and $1,196,000 for the year ended December 31, 1995, representing the opportunity cost of using approximately $8.7 million in cash and assuming approximately $5.0 million of liabilities to fund the acquisition.

     (d) Additional income tax expense of $67,000 for the six months ended May 31, 1996 and $64,000 for the year ended November 24, 1996, to adjust the ACT provision for income taxes as if ACT was a C corporation for the entire period.

           Zycon Corporation and Alternate Circuit Technology, Inc.
    Notes to Pro Forma Consolidated Combined Condensed Financial Statements
                                  (unaudited)


     (e) Tax effect of pro forma adjustments using the Company's effective tax rate of 40%.

     (f) This adjustment reflects an income tax provision as if the Company had been a C corporation for the entire period.

     (g) Additional weighted average common shares outstanding of approximately 43,000 shares at June 30, 1996 and 50,000 shares at December 31, 1995, representing the shares used as part of the purchase price in the ACT acquisition.